Exhibit 10(M)

Amendment

of the

Target Corporation SMG Executive Deferred Compensation Plan

Section A-4 of Supplement A of the Target Corporation SMG Executive Deferred Compensation Plan is amended by adding new paragraphs (e) and (f) as provided below, effective as of January 11, 2006:

(e)           Notwithstanding paragraphs (a)-(d) above, with respect to a Participant who has previously received a One-Time ESBP Benefit Transfer Credit and who has not provided advance written notice of his or her retirement/termination date, nor had a Termination of Employment prior to January 11, 2006:

(i)            Such Participant will receive a final annual adjustment as of January 28, 2006 in an amount equal to the actuarial lump sum present value of the sum of future estimated annual adjustments related to service after 2005 that would have been made until the Participant had attained age 65. The present value is determined by the Company in its sole and absolute discretion based on interest rate factors, mortality factors, and other assumptions deemed appropriate by the Company.

(ii)           Such Participant will be fully vested in their ESBP Transfer Credits as of January 11, 2006.

(iii)          Consistent with transition relief allowed under the proposed regulations of Code section 409A, such Participant will elect the form of distribution for the final annual adjustment credited as of January 28, 2006 from the methods identified in Section 4.5(a); provided that:

(A) the distribution commences one year following the Participant’s Termination of Employment,

(B) the election must be completed no later than February 24, 2006, and

(C) if no election is received by February 24, 2006, or the election is not valid because the transition relief allowed under the proposed regulations of Code section 409A regarding distribution elections in 2006 would not apply, the distribution will be made consistent with the ESBP distribution election made in 2004 related to adjustments in 2006.

In all cases, no ESBP Benefit Transfer Credits will be made after January 28, 2006.

(f)            With respect to a Participant who has previously received a One-Time ESBP Benefit Transfer Credit and who has provided advance written notice of his or her retirement/termination date, or had a Termination of Employment prior to January 11, 2006, the provisions of paragraphs (a) – (d) above remain in full force and effect.